Exhibit 10.5

Sublease Agreement

Effective Date of this Agreement:          1/1/2017 (the "Effective Date")
This Agreement is by and between       Wantongda Group ("Sublessor")
AND           Fuse Processing Inc. , ("Sublessee")
Background

A.	This is an agreement (the "Agreement" or the "Sublease") to sublet real property according to the terms specified below.

B.	The Sublessee and Sublessor are herein referred to individually as a "Patty" and collectively as "Parties."

C.
The Lessor is the holder of the Master Lease (hereinafter defined) with respect to the Premises (hereinafter defined). The Master Lease is the applicable lease with respect to the Premises between the Lessor and the Sublessor.

IN CONSIDERATION OF the Sublessor subletting and the Sublessee renting the Subleased Premises (hereinafter defined), both Parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1.  Subleased Premises
The Sublessor leases to the Sublessee the Premises (the "Subleased Premises," hereinafter defined). The Premises are herein referred to as that certain property more commonly known as [444 E. Huntington Dr. #105, Arcadia, CA 91007 ]("Premises").

2.	Term
The term (the "Term") of the Sublease is estimated January 1st, 2017 and ending December 31, 2018

3.	Payable Rent
Subject to the provisions of this Agreement, the adjusted monthly rent (the "Payable Rent") to be paid by Sublessee to Sublessor pursuant to the terms herein for the Subleased Premises is [$1896.62 per month].

To avoid any ambiguity, the Sublessee and Sublessor hereby acknowledge and agree that the Sublessee shall in no event be obligated  or required to pay the Total Subleased Premises Rental Rate to any party and that, notwithstanding anything herein to the contrary, the Sublessee shall only be obligated hereunder to pay the Payable Rent.

All rental payments should be paid directly to the Sublessor by mailing such payment (in immediately available funds) to Sublessor at the address in the introductory paragraph of this agreement or at such other place as the Sublessor may designate at any time by giving notice thereof to Sublessee pursuant to Section 4 of this Agreement.

4.  Notices and Records

4a. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to the Sublessee at the address in the introductory paragraph of this Agreement, or the Sublessor at the address in the introductory paragraph of this Agreement, or at such other places as may be designated by the Parties in writing from time to time.

4b. In consideration of the Facilitator's facilitation of this Agreement between the Parties, the Parties herein agree to provide copies of any such notice to the Facilitator, at the same time that notice is given to the other Party. The Parties furthermore agree to provide the Facilitator with copies or digital scans of all Payable Rent checks, correspondence between the two Parties, and other documentation relevant to or concerning this Agreement. Such documentation shall be sent on a yearly basis and upon the request of the Facilitator to such address or electronic mail address as may be designated by the Facilitator in writing from time to time. Both Parties agree that the Facilitator shall retain full ownership of, and may reproduce, disclose, or release to the public any such documents at any time, at the Facilitator's sole and absolute discretion.

5.	Use

Uses Permitted. The Sublessee may occupy and use the premises (a) for office use (b) for any lawful purpose. The Sublessee may occupy or use the Subleased Premises in this manner (a) during the normal business hours of the Premises (b) at any time. The Subleased Premises shall be for no other purpose. The Sublessor represents that the Subleased Premises may lawfully be used for such purpose.

6.	Security Deposit

No security deposit shall be required of the Sublessee for the Subleased Premises.

7.  Entire Agreement

The Parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The Parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Sublessee and the Sublessor with respect to the matters expressly set forth in this Agreement.

Understood, Agreed & Approved

We have carefully reviewed this contract and agree to and accept all of its terms and conditions. We are executing this Agreement as of the Effective Date above.

/s/ Shaofan Hugar	/s/ Jian Liu
By	By

Shaofan Hugar	Jian Liu
Name	Name

Secretary
Title	Title

12/29/16	12/29/2016
Date	Date